CERTIFICATE PURSUANT TO
                      THE SECURITIES EXCHANGE ACT OF 1934,
                             RULES 13a-14 AND 15d-14
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Firoz Jinnah, Chief Executive Officer of Exotics.com Inc., certify that:

     (1)  I have reviewed the report on Form 10-QSB of Exotics.com Inc.;

     (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     (3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;



Dated:   October 28, 2002


/s/ Firoz Jinnah
----------------
Firoz Jinnah
President